UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 7, 2006
Commission File Number 1-9929
Insteel Industries, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	56-0674867

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina	27030

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (336) 786-2141
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements With Certain Officers
     On November 7, 2006 the Executive Compensation Committee (the “Committee”) of Insteel Industries, Inc. (“Insteel” or the “Company”) adopted the revised Return on Capital Incentive Compensation Plan (the “2006 Plan”) pursuant to which annual cash bonuses for the executive officers of Insteel will be determined.
     The 2006 Plan is a revision and update to the Company’s 2003 incentive compensation plan that covered certain salaried employees, including the executive officers. Incentive compensation under the 2006 Plan is based upon the return realized on Invested Capital (as defined in the 2006 Plan) for the fiscal year relative to the Company’s Weighted Average Cost of Capital (“WACC”). Participants in the 2006 Plan are assigned a Target Bonus Percent of their Compensation. The Target Bonus Percent would be earned if the Company’s Net Operating Profit After Taxes (“NOPAT”) for the fiscal year was equal to the Capital Charge which is based on the Company’s approximate WACC and Invested Capital. If the Company’s NOPAT exceeded or fell short of its Capital Charge, the Bonus Percent earned would increase or decrease proportionately. Bonus Awards are capped at two times the Target Bonus Percent. The Target Bonus Percent for Participants is set annually by the Committee. Bonus Awards earned for a fiscal year will be reflected as compensation expense in the year they are earned and paid to participants no later than December 15 of the following fiscal year. The 2006 Plan was also updated to comply with the applicable requirements of Section 409A of the Internal Revenue Code of 1986.
     For fiscal 2007, the Committee determined that the Target Bonus Percent for the executive officers (H. O. Woltz III and Michael C. Gazmarian) under the 2006 Plan will be 50% and the WACC under the 2006 Plan will be 15%. Based on the two times Bonus Award cap under the 2006 Plan, the maximum Bonus Award payable to the executive officers for fiscal 2007 would be equal to their actual 2007 base salary and wages (currently expected to be $405,000 in the case of Mr. Woltz III and $235,000 in the case of Mr. Gazmarian).
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
     99.1 Insteel Industries, Inc. Return on Capital Incentive Compensation Plan, dated November 7, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES, INC. Registrant
Date: November 8, 2006	By:	/s/ H.O. Woltz III
H.O. Woltz III
President and Chief Executive Officer

Date: November 8, 2006	By:	/s/ Michael C. Gazmarian
Michael C. Gazmarian
Chief Financial Officer and Treasurer